                                                                    Exhibit 4.13

================================================================================

                          CONTINGENT WARRANT AGREEMENT

                                 BY AND BETWEEN

                                 CARESIDE, INC.

                                      AND

                          THE PURCHASERS NAMED HEREIN



                           DATED AS OF MARCH 8, 2000


================================================================================

                                       1
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                               TABLE OF CONTENTS


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ARTICLE I  CONTINGENT WARRANT CERTIFICATES................................................  1
     Section 1.1   Forms of Contingent Warrant Certificates...............................  1
     Section 1.2   Execution of Contingent Warrant Certificates...........................  1
     Section 1.3   Registration of Contingent Warrant Certificates........................  2
     Section 1.4   Exchange and Transfer of Contingent Warrant Certificates...............  2
     Section 1.5   Lost, Stolen, Mutilated or Destroyed Contingent Warrant Certificates...  2
     Section 1.6   Cancellation of Contingent Warrant Certificates........................  2

ARTICLE II  CONTINGENT WARRANT EXERCISE PRICE AND EXERCISE OF CONTINGENT WARRANTS.........  3
     Section 2.1   Exercise Price.........................................................  3
     Section 2.2   Registration of Contingent Warrants and Contingent Warrant Shares......  3
     Section 2.3   Procedure for Exercise of Contingent Warrants..........................  3
     Section 2.4   Issuance of Common Stock...............................................  4
     Section 2.5   Certificates for Unexercised Contingent Warrants.......................  4
     Section 2.6   Reservation of Shares..................................................  4
     Section 2.7   No Impairment..........................................................  5

ARTICLE III  ADJUSTMENTS AND NOTICE PROVISIONS............................................  5
     Section 3.1   Adjustment of Exercise Price...........................................  5
     Section 3.2   No Adjustments to Exercise Price.......................................  8
     Section 3.3   Adjustment of Number of Shares.........................................  8
     Section 3.4   Reorganizations........................................................  8
     Section 3.5   Verification of Computations...........................................  9
     Section 3.6   Notice of Certain Actions..............................................  9
     Section 3.7   Certificate of Adjustments............................................. 10
     Section 3.8   Contingent Warrant Certificate Amendments.............................. 10
     Section 3.9   Fractional Shares...................................................... 10

ARTICLE IV  MISCELLANEOUS................................................................. 10
     Section 4.1   Payment of Taxes and Charges........................................... 10
     Section 4.2   Changes to Agreement................................................... 11
     Section 4.3   Assignment............................................................. 11
     Section 4.4   Successor to Company................................................... 11
     Section 4.5   Notices................................................................ 11
     Section 4.6   Defects in Notice...................................................... 12
     Section 4.7   Governing Law.......................................................... 12
     Section 4.8   Standing............................................................... 12
     Section 4.9   Headings............................................................... 13
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     Section 4.10  Counterparts.......................................................     13
     Section 4.11  Availability of the Agreement......................................     13
     Section 4.12  Entire Agreement...................................................     13

CONTINGENT WARRANT AGREEMENT COMPANY SIGNATURE PAGE                                        14

CONTINGENT WARRANT AGREEMENT PURCHASER SIGNATURE PAGE                                      15

EXHIBIT A - FORM OF CONTINGENT WARRANT CERTIFICATE                                        A-1
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                                      ii
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                         CONTINGENT WARRANT AGREEMENT


     THIS CONTINGENT WARRANT AGREEMENT (the "Agreement"), dated as of March 8, 2000, is entered into by and between Careside, Inc., a Delaware corporation (the "Company"), and the undersigned purchasers (the "Purchasers").


                                  WITNESSETH:

     WHEREAS, the Company proposes to sell pursuant to a Securities Purchase and Subscription Agreement, each dated as of a date in March, 2000 (collectively, the "Securities Purchase Agreement"), by and between the Company and the purchasers named therein, shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") in the aggregate principal amount of $8,384,462 and warrants (each, a "Contingent Warrant", and collectively, the "Contingent Warrants") to purchase up to an aggregate of 114,725 shares (subject to adjustment) of the Common Stock (the "Common Stock") (the Common Stock issuable upon exercise of the Contingent Warrants being referred to herein as the "Contingent Warrant Shares");

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                        CONTINGENT WARRANT CERTIFICATES

     Section I.1  Forms of Contingent Warrant Certificates.  The warrant
                  ----------------------------------------
certificates (the "Contingent Warrant Certificates") shall be issued in the form of Exhibit A attached hereto, together with the form of the election to purchase
   ---------
(the "Election to Purchase") and assignment (the "Assignment") to be attached thereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section I.2  Execution of Contingent Warrant Certificates.  The Contingent
                  --------------------------------------------
Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Contingent Warrant Certificates shall cease to be an officer of the Company either before or after delivery thereof by the Company to any Purchaser, the signature of such person on such Contingent Warrant Certificates shall be valid nevertheless and such Contingent Warrant Certificates may be issued and delivered to those persons entitled to receive the Contingent Warrants represented thereby with the same force and effect as though the person who signed such Contingent Warrant Certificates had not ceased to be an officer of the Company.

     Section I.3  Registration of Contingent Warrant Certificates.  The
                  -----------------------------------------------
Company shall number and keep a registry of the Contingent Warrant Certificates in a register as they are needed. The Company may deem and treat the registered holder(s) of the Contingent Warrant Certificates (the "Holders") as the absolute owner(s) thereof for all purposes.

     Section I.4  Exchange and Transfer of Contingent Warrant Certificates.
                  --------------------------------------------------------
The Contingent Warrants (and any Contingent Warrant Shares issued upon exercise of the Contingent Warrants) shall bear such restrictive legend or legends as may be required by the Securities Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement and the Securities Purchase Agreement.

     The Company may from time to time note the transfer of any outstanding Contingent Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Contingent Warrant Certificate shall be issued to the transferee(s).

     Contingent Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in
Section 4.5 hereof for another Contingent Warrant Certificate or Contingent Warrant Certificates of like tenor and representing in the aggregate a like number of Contingent Warrant Shares: provided that the Company shall not be
                                     --------
required to issue any Contingent Warrant Certificate representing any fractional Contingent Warrant Shares.

     Section I.5  Lost, Stolen, Mutilated or Destroyed Contingent Warrant
                  -------------------------------------------------------
Certificates.  If any Contingent Warrant Certificate shall be mutilated, lost,
------------
stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Contingent Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Contingent Warrant Certificate, a new Contingent Warrant Certificate representing an equivalent number of Contingent Warrants or Contingent Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Contingent Warrant Certificate must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Contingent Warrant Certificate is replaced. Any such new Contingent Warrant Certificate shall constitute an original contractual obligation of

                                       2
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the Company, whether or not the allegedly lost, stolen, mutilated or destroyed
Contingent Warrant Certificate shall be at any time enforceable by anyone.

     Section I.6  Cancellation of Contingent Warrant Certificates.  Any
                  -----------------------------------------------
Contingent Warrant Certificate surrendered upon the exercise of Contingent Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Contingent Warrants evidenced by a Contingent Warrant Certificate or in
Section 1.4 in an exchange or transfer, no Contingent Warrant Certificate shall be issued hereunder in lieu of such canceled Contingent Warrant Certificate.
Any Contingent Warrant Certificate so canceled shall be destroyed by the Company.

                                 ARTICLE II
     CONTINGENT WARRANT EXERCISE PRICE AND EXERCISE OF CONTINGENT WARRANTS

     Section II.1  Exercise Price.  Each Contingent Warrant Certificate shall,
                   --------------
when signed by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Contingent Warrant Shares evidenced thereby at a purchase price of $0.01 per share (the "Initial Exercise Price") or such adjusted number of Contingent Warrant Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full in accordance with Section 2.3 hereof, at the time of exercise of the Contingent Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section II.2  Registration of Contingent Warrants and Contingent Warrant
                   ----------------------------------------------------------
Shares.  The Company shall secure the effective registration of the Contingent
------
Warrant Shares for resale under the Securities Act of 1933, as amended (the "Securities Act") upon the terms and subject to the conditions set forth in Appendix II to the Securities Purchase Agreement. Promptly after a registration statement under the Securities Act covering the Contingent Warrant Shares has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Contingent Warrant Shares to be mailed to each registered Holder.

     Section II.3  Procedure for Exercise of Contingent Warrants.  The
                   ---------------------------------------------
Contingent Warrants may be exercised prior to the Expiration Date (as hereinafter defined) at the Exercise Price at any time after August 15, 2000 if, but only if,

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during the period beginning August 15, 2000 and ending November 15, 2000, the average Closing Price (as hereinafter defined) of the Common Stock for any fifteen (15) consecutive Trading Days (as hereinafter defined) is equal to or less than $7.50. In the event the Contingent Warrants become exercisable, the Company shall promptly provide written notice to each Holder of the exercisability of the Contingent Warrants at the addresses set forth on the signature pages hereto. The Contingent Warrants shall expire at 5:00 p.m., Boston time, on December 15, 2000 (the "Expiration Date"). The Contingent Warrants may be exercised by surrendering the Contingent Warrant Certificates representing such Contingent Warrants to the Company at its address set forth in
Section 4.5 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Contingent Warrant Share in respect of which such Contingent Warrants are being exercised. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Contingent Warrant Shares then being purchased or (ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value (as hereinafter defined) equal to the Exercise Price multiplied by the number of Contingent Warrant Shares then being purchased.

     As used herein: (a) the term "Fair Market Value," on a per share basis, means the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the five (5) consecutive Trading Days ending the Trading Day immediately preceding the Date of Exercise; (b) the term "Date of Exercise" with respect to any Contingent Warrant means the date on which such Contingent Warrant is exercised as provided herein; (c) the term "Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal regular
                                                -----------------------
way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported on The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made; and (d) the term "Trading Days" with respect to the Common Stock means (i) if the Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is

                                       4
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listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Section II.4  Issuance of Common Stock.  As soon as practicable after the
                   ------------------------
Date of Exercise of any Contingent Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of full Contingent Warrant Shares, registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional shares as provided in Section 3.9. All Contingent Warrant Shares issued upon the exercise of any Contingent Warrants shall be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and (subject to Section
4.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Contingent Warrant Shares is issued shall be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Contingent Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Contingent Warrant Shares.

     Section II.5  Certificates for Unexercised Contingent Warrants.  In the
                   ------------------------------------------------
event that, prior to the Expiration Date, a Contingent Warrant Certificate is exercised in respect of fewer than all of the Contingent Warrant Shares issuable on such exercise, a new Contingent Warrant Certificate representing the remaining Contingent Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided that the Company shall not be required to issue
                       --------
any Contingent Warrant Certificate representing any fractional Contingent Warrant Shares.

     Section II.6  Reservation of Shares.  The Company shall at all times
                   ---------------------
reserve and keep available, free from preemptive rights, for issuance upon the exercise of Contingent Warrants, the maximum number of its authorized but unissued shares of Common Stock which may then be issuable upon the exercise in full of all outstanding Contingent Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Contingent Warrant Shares, immediately upon their issuance following an exercise of Contingent Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of the Common Stock are then listed.

     Section II.7  No Impairment.  The Company shall not by any action,
                   -------------
including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Contingent Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the

Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Contingent Warrant Shares receivable upon the exercise of the Contingent Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Contingent Warrant Shares upon the exercise of any Contingent Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Contingent Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Contingent Warrant Shares upon the exercise of any Contingent Warrant if such issuance would result in a violation by the Company of any applicable law.

                                  ARTICLE III
                       ADJUSTMENTS AND NOTICE PROVISIONS

     Section III.1  Adjustment of Exercise Price.  Subject to the provisions
                    ----------------------------
of this Article III, the Exercise Price in effect from time to time shall, subject to Section 3.2 hereof, be subject to adjustment in the following manner. In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

     Section III.2  No Adjustments to Exercise Price.  No adjustment in the
                    --------------------------------
Exercise Price in accordance with the provisions of Section 3.1 hereof need be made unless such adjustment would amount to a change of at least 0.5% in such Exercise Price, provided, however, that the amount by which any adjustment is
                --------  -------
not made by reason of the provisions of this Section 3.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price. The Exercise Price shall not be adjusted below the par value per share of the Common Stock for the purpose of making any adjustment as may be required pursuant to this Article III.

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     Section III.3  Adjustment of Number of Shares.  Upon each adjustment of
                    ------------------------------
the Exercise Price pursuant to Section 3.l hereof, each Contingent Warrant shall thereupon evidence the right to purchase that number of Contingent Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Contingent Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Contingent Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. In the event that the Exercise Price may not be adjusted due to the provisions of Section 3.2 hereof, the number of Contingent Warrant Shares purchasable upon the exercise of each Contingent Warrant shall be adjusted hereunder as if the Exercise Price had been so adjusted.

     Section III.4  Reorganizations.  In case of any capital reorganization,
                    ---------------
other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Contingent Warrant (in lieu of the number of Contingent Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Contingent Warrant Shares which would otherwise have been deliverable upon the exercise of such Contingent Warrant would have been entitled upon such Reorganization if such Contingent Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Contingent Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company and any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder of any Contingent Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

     Section III.5  Verification of Computations.  The Company shall select a
                    ----------------------------
firm of independent public accountants (which may be its outside auditors), which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this Article III. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article III. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to each Holder.

     Section III.6  Notice of Certain Actions.  In the event the Company shall
                    -------------------------
(a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock, (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options, or (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock) or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder at least thirty (30) days prior to such action; provided, however,
                                                            --------  -------
that in the event that the Company provides public notice of such action specifying the information set forth below at least fifteen (15) days prior to such action, the Company shall be deemed to have satisfied its obligation to provide notice pursuant to this Section 3.6. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 3.6, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by this paragraph (c), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

     Section III.7  Certificate of Adjustments.  Whenever any adjustment is to
                    --------------------------
be made pursuant to this Article III, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company, setting forth such adjustments to be mailed to each Holder at least fifteen (15) days prior thereto, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any adjustments, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Contingent Warrant after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 3.5 hereof.

     Section III.8  Contingent Warrant Certificate Amendments.  Irrespective
                    -----------------------------------------
of any adjustments pursuant to this Article III, Contingent Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new
                    --------
Contingent Warrant Certificates evidencing Contingent Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Contingent Warrant Shares purchasable under the Contingent Warrants.

     Section III.9  Fractional Shares.  The Company shall not be required upon
                    -----------------
the exercise of any Contingent Warrant to issue fractional Contingent Warrant Shares which may result from adjustments in accordance with this Article III to the Exercise Price or number of Contingent Warrant Shares purchasable under each Contingent Warrant. If more than one Contingent Warrant is exercised at one time by the same Holder, the number of full Contingent Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Contingent Warrant Shares purchasable upon exercise of such Contingent Warrants. With respect to any final fraction of a share called for upon the exercise of any Contingent Warrant or Contingent Warrants, the Company shall pay an amount in cash to the Holder of the Contingent Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the Date of Exercise of such Contingent Warrants, multiplied by such fraction. All calculations under this Section 3.9 shall be made to the nearest hundredth of a share.

                                  ARTICLE IV
                                 MISCELLANEOUS

     Section IV.1  Payment of Taxes and Charges.  The Company will pay all
                   ----------------------------
taxes (other than income taxes) and other government charges in connection with the issuance or delivery of the Contingent Warrants and the initial issuance or delivery of Contingent Warrant Shares upon the exercise of any Contingent Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any additional transfer taxes in connection with the subsequent transfer of Contingent Warrants or any transfer involved in the issuance and delivery of Contingent Warrant Shares in a name other than the name in which the Contingent Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     Section IV.2  Changes to Agreement.  The Company, when authorized by its
                   --------------------
Board of Directors, with the written consent of at least a majority of the outstanding Contingent Warrants, may amend or supplement this Agreement. The Company may, without the consent or concurrence of any Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company in this Agreement, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders.

     Section IV.3  Assignment.  All the covenants and provisions of this
                   ----------
Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

     Section IV.4  Successor to Company.  In the event that the Company merges
                   --------------------
or consolidates with or into any other corporation or sell or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation, the Company shall use reasonable commercial efforts to have such successor corporation assume each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section IV.5  Notices.  Any notice or demand required by this Agreement
                   -------
to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

               Careside, Inc.
               6100 Bristol Parkway
               Culver City, CA 90230
               Attn: W. Vickery Stoughton

          With a copy to:

               Pepper Hamilton LLP
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, PA 19103
               Attn: Julia D. Corelli, Esq.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

     Section IV.6  Defects in Notice.  Failure to file any certificate or
                   -----------------
notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section 3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     Section IV.7  Governing Law.  This Agreement and each Contingent Warrant
                   -------------
Certificate issued hereunder shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws thereof.

     Section IV.8  Standing.  Nothing in this Agreement expressed and nothing
                   --------
that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

     Section IV.9  Headings.  The descriptive headings of the articles and
                   --------
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section IV.10  Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section IV.11  Availability of the Agreement.  The Company shall keep
                    -----------------------------
copies of this Agreement available for inspection by Holders during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 4.5 hereof.

     Section IV.12  Entire Agreement.  This Agreement, including the Exhibits
                    ----------------
referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                         CONTINGENT WARRANT AGREEMENT
                            COMPANY SIGNATURE PAGE

     IN WITNESS WHEREOF, this Contingent Warrant Agreement has been duly executed by the parties as of the day and year first above written.

                              CARESIDE, INC.,
                              a Delaware corporation


                              By:_______________________________________-
                              Name:
                              Title:

                         CONTINGENT WARRANT AGREEMENT
                           PURCHASER SIGNATURE PAGE

Accepted and Agreed as of the date first written above.


IF AN INDIVIDUAL:             __________________________________
                              Signature of Investor


                              __________________________________
                              Name of Investor


                              __________________________________
                              Social Security Number of Investor


                              __________________________________
                              Address of Investor


IF AN ENTITY:                 __________________________________
                              Name of Investor


                              __________________________________
                              Tax Identification Number of Investor


                              __________________________________
                              __________________________________
                              __________________________________
                              Address and Telephone of Investor


                              __________________________________
                              Signature of Trustee, Partner or Corporate Officer


                              __________________________________
                              Name of Trustee, Partner or Corporate Officer

  EXHIBIT A - FORM OF CONTINGENT WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH __, 2000, AS AMENDED FROM TIME TO TIME, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH AGREEMENT, AMONG OTHER THINGS, RESTRICTS THE DETACHMENT OF THE COMMON STOCK PURCHASE CONTINGENT WARRANTS FROM THE SENIOR DISCOUNT NOTE ATTACHED HERETO.

No. C CW-1

                        Certificate for [    ] Warrants

                       NOT EXERCISABLE AFTER 5:00 P.M.,
                       BOSTON TIME, ON DECEMBER 15, 2000

                                CARESIDE, INC.

             COMMON STOCK PURCHASE CONTINGENT WARRANT CERTIFICATE

     THIS CERTIFIES that [Investor] or its registered assigns is the registered holder (the "Registered Holder") of Contingent Warrants set forth above, each of which represents the right to purchase one fully paid and non-assessable share of common stock, par value $.01 per share (the "Common Stock"), of Careside, Inc., a Delaware corporation (the "Company"), at the Exercise Price (as defined in the Contingent Warrant Agreement) at the times specified in the Contingent Warrant Agreement, by surrendering this Contingent Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Contingent Warrant Agreement (as hereinafter defined). No Contingent Warrant may be exercised after 5:00 P.M., Boston time, on December 15, 2000 (the "Expiration Date"). All Contingent Warrants evidenced hereby shall thereafter become void, subject to the terms of the Contingent Warrant Agreement hereinafter referred to.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Contingent Warrant Certificate and in accordance with the terms of the Contingent Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Contingent Warrant Certificate, in whole or in part, upon surrender of this Contingent Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Contingent Warrant Certificate or Contingent Warrant Certificates representing the same aggregate number of Contingent Warrants to purchase the shares of the Common Stock will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Contingent Warrants to purchase the shares of the Common Stock evidenced by this Contingent Warrant Certificate, there shall be issued to the Registered Holder a new Contingent Warrant Certificate in respect of the Contingent Warrants not exercised.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Contingent Warrant Certificate, with or without other Contingent Warrant Certificates, for another Contingent Warrant Certificate or Contingent Warrant Certificates for the same aggregate number of Contingent Warrants to purchase the shares of the Common Stock, upon surrender of this Contingent Warrant Certificate at the principal office of the Company.

     Upon certain events provided for in the Contingent Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Contingent Warrant are required to be adjusted.

     No fractional shares will be issued upon the exercise of Contingent Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Contingent Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Contingent Warrant Agreement. No Contingent Warrant Certificate representing any fractional Contingent Warrant Shares will be issued.

     This Contingent Warrant Certificate is issued under and in accordance with the Contingent Warrant Agreement dated as of March __, 2000 (the "Contingent Warrant Agreement") by and among the Company and the Purchaser (as defined in the Contingent Warrant Agreement) and is subject to the term and provisions contained in the Contingent Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Contingent Warrant Agreement.

This Contingent Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

     IN WITNESS WHEREOF, the Company has caused this Contingent Warrant Certificate to be duly executed under its facsimile corporate seal.

                              CARESIDE, INC.


                              By:  ____________________________________
                              Name:
                              Title:

[Seal]                        Attest:


                              By:____________________________________
                              Name:
                              Title:  Secretary

                             [Form of Assignment]


     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Contingent Warrant Certificate, with respect to the number of Contingent Warrants to purchase the shares of the Common Stock set forth below:

  Name of Assignee            Address                  No. of Contingent
  ----------------            -------                  ------------------
                                                            Warrants
                                                            --------


and does hereby irrevocably constitute and appoint _____________________ true and lawful Attorney, to make such transfer on the books of Careside, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated: __________ ___, _____            ___________________________________
                                        Signature


                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Contingent Warrant
                                        Certificate.)

                        [Form of Election To Purchase]


     The undersigned hereby irrevocably elects to exercise ____________ of the Contingent Warrants represented by this Contingent Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Contingent Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                 (NAME)


________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


________________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)


DELIVER TO:_____________________________________________________________________
                                    (NAME)

at _____________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


     In full payment of the purchase price with respect to the exercise of Contingent Warrants to purchase shares of the Common Stock, the undersigned:

     [_] hereby tenders payment of $________ by cash, certified check, cashier's check or money order payable in United States currency to the order of the Company; or

     [_] hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Contingent Warrant Agreement) equal to the Exercise Price multiplied by the number of Contingent Warrant Shares being purchased.

     If the number of Contingent Warrants to purchase the shares of the Common Stock hereby exercised is less than all the Contingent Warrants represented by this Contingent Warrant Certificate, the undersigned requests that a new Contingent Warrant Certificate representing the number of such full Contingent Warrants not exercised be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                 (NAME)


________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


________________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)


DELIVER TO:_____________________________________________________________________
                                    (NAME)

at _____________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)


Date: __________ ___, ______            ________________________________________
                                        Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Contingent Warrant
                                        Certificate.)

                                        PLEASE INSERT SOCIAL SECURITY OR TAX
                                        I.D. NUMBER OF HOLDER


                                        ________________________________________